EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BioNexus Gene Lab Corp. Files $100 Million Shelf Registration and Establishes $20 Million At-the-Market Program to Advance Strategic Growth Opportunities

KUALA LUMPUR, Malaysia – November 10th, 2025 – BioNexus Gene Lab Corp. (Nasdaq: BGLC) (“BioNexus” or the “Company”), a biotechnology company advancing precision diagnostics and gene-based technologies across Asia and the U.S., today announced that it has filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) to register up to $100 million of securities that may be offered from time to time.

Under this shelf, the Company has entered into an Equity Distribution Agreement with Maxim Group LLC, pursuant to which it may, subject to the effectiveness of the registration statement, offer and sell up to $20 million of its common stock through an at-the-market (“ATM”) program.

The Company believes that the shelf registration and ATM facility provide BioNexus with financial flexibility and position the Company to continue progressing toward near-term growth initiatives, including those reflected in its recently announced executed term sheets with Fidelion Diagnostics Pte Ltd. (VitaGuard MRD) and BirchBioMed Inc. The Company believes that these initiatives align with BioNexus’ strategy to expand its footprint in precision oncology, regenerative medicine, and contract biologics manufacturing through its subsidiaries MRNA Scientific Sdn. Bhd. and Chemrex Corporation Sdn. Bhd.

“Our recently filed $100 million shelf and $20 million ATM program provide the structural capital readiness to support execution as our growth and operating initiatives progress toward key milestones,” said Sam Tan, Chief Executive Officer of BioNexus Gene Lab Corp. “This combination of strategic partnerships and capital flexibility positions BioNexus to accelerate its transformation into a next-generation biotechnology platform serving both Asian and U.S. markets.”

Zarif Law Group P.C., led by Morris C. Zarif, Esq., Managing Partner, served as legal counsel to the Company and Pryor Cashman LLP served as legal counsel to Maxim Group LLC in connection with the transaction.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to effectiveness. The proposed offerings will be made only by means of a prospectus when, and if, available. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (Nasdaq: BGLC) is a biotechnology company focused on precision diagnostics and gene-based technologies through its subsidiaries MRNA Scientific Sdn. Bhd. and Chemrex Corporation Sdn. Bhd. The Company is building a platform spanning precision medicine, biologics manufacturing, and AI-integrated healthcare solutions, targeting markets in Asia and the United States.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions.

Forward-looking statements in this press release include, without limitation, statements regarding: (i) the effectiveness of our shelf registration statement and our ability to utilize the at-the-market (“ATM”) program; (ii) the timing, size, and terms of any future offerings or other strategic financings and the anticipated use of proceeds; and (iii) our expectations regarding liquidity, operating execution, and growth of our core diagnostics and laboratory services.

These forward-looking statements are based on a number of assumptions, including that: (a) the shelf registration statement is declared effective by the U.S. Securities and Exchange Commission and remains available for our use; (b) market, economic, and industry conditions are conducive to raising capital through the ATM or other financings on acceptable terms; (c) market, economic and regulatory conditions remain consistent with management’s current expectations; and (d) our operating performance and capital needs are generally in line with plan.

Actual results could differ materially from those anticipated due to risks and uncertainties, including, among others: our ability to access the capital markets and raise funds under the ATM or otherwise; volatility and trading volume of our common stock; the risk that the shelf registration statement is not declared effective or becomes unavailable; the discretion of our sales agent regarding sales under the ATM; dilution from future issuances; our ability to execute on operational initiatives and integrate new business opportunities; and changes in financial, market, economic, regulatory, or industry conditions; and other risks described under “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent filings, including, but not limited to, the Registration Statement on Form S-3 and the accompanying shelf prospectus and ATM prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Except as required by law, BioNexus Gene Lab Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

BioNexus Gene Lab Corp.

Email: ir@bionexusgenelab.com

Website: www.bionexusgenelab.com

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